                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))

     / /    Definitive Proxy Statement

     / /    Definitive Additional Materials

     /X/    Soliciting Material Under Rule 14a-12

                            THE LAMSON & SESSIONS CO.
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                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                              MICHAEL CAPORALE, JR.
                                 WILLIAM J. FOX
                                JEFFREY C. SMITH
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed

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            PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
            CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
            DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

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        Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius
Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange
Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its four nominees at the 2007 annual meeting of shareholders of The Lamson & Sessions Co., an Ohio corporation (the
"Company").

        Item 1: On April 26, 2007, Admiral Advisors, LLC, a subsidiary of Ramius
Capital issued the following press release:

Contact: Dan Gagnier or Megan Crudele
Sard Verbinnen & Co.
(212) 687-8080

        RAMIUS CAPITAL URGES LAMSON & SESSIONS BOARD OF DIRECTORS TO SET
         DATE FOR ANNUAL MEETING OR ADD RAMIUS REPRESENTATIVES TO BOARD

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NEW YORK, APRIL 26, 2007 - Admiral Advisors, LLC, a subsidiary of Ramius Capital
Group, L.L.C. (collectively, "Ramius") today delivered a letter to the President and Chief Executive Officer of The Lamson & Sessions Co. ("Lamson")(NYSE: LMS)
and its Board of Directors in which it urged Lamson to promptly set a date for its 2007 annual meeting of shareholders or add two Ramius representatives to
Lamson's Board of Directors. In addition, Starboard Value and Opportunity Master
Fund Ltd., an affiliate of Ramius, today filed preliminary proxy materials with the Securities and Exchange Commission seeking to elect its nominees to the
Board of Directors of Lamson at the 2007 annual shareholders' meeting.

Full text of the letter follows:

April 26, 2007

Michael Merriman
The Lamson & Sessions Co.
President and CEO
25701 Science Park Drive
Cleveland, OH 44122

CC:   Board of Directors

Dear Michael,

April 28, 2007 marks the one year anniversary of last year's annual shareholders' meeting of The Lamson & Sessions Co. (the "Company"). To our knowledge, the Board of Directors of the Company (the "Board") has not yet set a
date for this year's annual meeting (the "2007 Annual Meeting"). We believe the

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Board may have delayed scheduling the 2007 Annual Meeting because of the exploration of strategic alternatives currently underway. We are supportive of the Board's decision to hire Perella Weinberg to assist in this process.
However, it is not the Board's right to unilaterally decide for the Company's shareholders that the current Board best represents the interests of the shareholders during these pivotal times.

We request that the Company either promptly set the date for the 2007 Annual
Meeting so that shareholders may vote for who they believe will represent their best interests (including our nominees as minority representatives on the Board to assist in making these material decisions), or, alternatively, immediately name two of our nominees to the Board to help the current Board members evaluate what are likely complicated and weighty alternatives. Our request for minority representation on the Board is reasonable, just, and frankly similar to what we have suggested to you and the Board on several occasions in the past. We believe such minority representation would add considerable value to the Board's deliberations and would avoid an unnecessary proxy contest. We would expect our two nominees to serve on a special committee of the Board with other independent directors to work with Perella Weinberg in reviewing strategic alternatives.

Thank you for your consideration and, as always, we trust that the shareholders'
best interest will remain of paramount importance.

Best Regards,

/s/ Jeffrey C. Smith
Jeffrey C. Smith
Partner
Ramius Capital Group

ABOUT RAMIUS CAPITAL GROUP, L.L.C.
Ramius Capital Group is a registered investment advisor that manages assets of approximately $8 billion in a variety of alternative investment strategies.
Ramius Capital Group is headquartered in New York with offices located in
London, Tokyo, Hong Kong, Munich, and Vienna.

               CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital
Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange
Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of shareholders of The Lamson & Sessions Co., an Ohio corporation (the
"Company").

RAMIUS CAPITAL ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL

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CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800)
322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT
PROXY@MACKENZIEPARTNERS.COM.

The participants in the proxy solicitation are Starboard Value and Opportunity
Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), Admiral Advisors, LLC, a
Delaware limited liability company, Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W.
Strauss, Jeffrey M. Solomon, Michael Caporale, Jr., William J. Fox and Jeffrey
C. Smith (the "Participants").

Starboard beneficially owns 1,318,244 shares of Common Stock of the Company.
Parche beneficially owns 251,094 shares of Common Stock of the Company. As the investment manager of Starboard and the managing member of Parche, Admiral
Advisors may be deemed to beneficially own the 1,318,244 shares of Common Stock of the Company owned by Starboard and the 251,094 shares of Common Stock of the
Company owned by Parche. As the sole member of Admiral Advisors, Ramius Capital may be deemed to beneficially own the 1,318,244 shares of Common Stock of the
Company owned by Starboard and the 251,094 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S may be deemed to beneficially own the 1,318,244 shares of Common Stock of the Company owned by
Starboard and the 251,094 shares of Common Stock of the Company owned by Parche.

As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and
Mr. Solomon may be deemed to beneficially own the 1,318,244 shares of Common
Stock of the Company owned by Starboard and the 251,094 shares of Common Stock of the Company owned by Parche.

Mr. Caporale does not beneficially own any shares of Common Stock of the
Company. Mr. Fox does not beneficially own any shares of Common Stock of the
Company. Mr. Smith does not beneficially own any shares of Common Stock of the
Company.

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